UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Equity Awards to Named Executive Officers

On March 7, 2013, the Compensation Committee of our Board of Directors granted restricted stock units (“RSUs”) to certain of our named executive officers under our Amended and Restated 2004 Equity Incentive Plan (as amended, the “Plan”), which are subject to vesting as indicated below. The RSUs are evidenced by a form of Restricted Stock Unit Agreement which, together with the Plan, set forth the terms and conditions of the RSUs.

The following table sets forth the RSUs granted to the named executive officers listed below:

Named Executive Officer	Title	RSUs (1)
Hakan S. Edstrom	President and Chief Operating Officer	800,000
Matthew J. Pfeffer	Corporate Vice President and Chief Financial Officer	400,000
Juergen A. Martens, Ph.D.	Corporate Vice President and Chief Technical Officer	400,000
David Thomson, Ph.D., J.D.	Corporate Vice President, General Counsel and Secretary	400,000

(1)	The shares subject to the RSUs will vest upon MannKind Corporation’s achievement of specified regulatory and business development milestones related to AFREZZA.

The foregoing is only a brief description of the material terms of the RSUs granted to the named executive officers listed above on March 7, 2013, does not purport to be complete and is qualified in its entirety by reference to the Plan and the form of Restricted Stock Unit Agreement under the Plan, which we have previously filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: March 12, 2013